UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): (December 14, 2004)

DRS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-08533

13-2632319

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

5 Sylvan Way, Parsippany, New Jersey 07054
(Address of principal executive offices)

(973) 898-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

The information presented in Item 2.01 hereof is hereby incorporated by reference.

ITEM 2.01.                                    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 14, 2004, DRS Technologies, Inc. (DRS) acquired certain assets, including accounts receivable, inventory and personal property, and certain liabilities of Night Vision Equipment Co., Inc. (NVEC) and Excalibur Electro Optics, Inc (Excalibur), pursuant to an Asset Purchase Agreement dated as of November 5, 2004, between a wholly owned subsidiary of DRS and NVEC and Excalibur (the Acquisition). The purchase price was $42.5 million in cash, subject to adjustment, with an additional $37.5 million of consideration payable upon achievement of certain revenue targets. The Acquisition was financed with existing cash on hand and will be accounted for as a purchase business combination. There is no material relationship between DRS and NVEC or Excalibur other than in respect of the transactions described herein.

NVEC, a privately-held business headquartered in Allentown, Pennsylvania, is a manufacturer and marketer of innovative night vision products and combat identification systems. NVEC will be operated as part of DRS’s Surveillance and Reconnaissance Group operating segment.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial statements of business acquired.

DRS will file the required financial statements of Night Vision Equipment Co., Inc. by Form 8-K, not later than 75 days after the closing date of the Acquisition.

(b)                                 Pro forma financial information.

DRS will file the required pro forma financial information by Form 8-K, not later than 75 days after the closing date of the Acquisition.

DRS TECHNOLOGIES, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRS TECHNOLOGIES, INC.
(Registrant)

Date: December 20, 2004	By:

/s/ RICHARD A. SCHNEIDER
Richard A. Schneider
Executive Vice President, Chief Financial Officer